                                                                    Exhibit 24.1


                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mikel D. Faulkner, Bruce N. Huff, Larry E. Cummings and Gregory S. Porter, or any of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of 1,000,000 shares of Common Stock, $0.01 par value, of Harken Energy Corporation and such additional shares of Common Stock as the holders of "piggy-back" registration rights may request to be included in such registration statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do of personally present, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated as of the 3rd day of May, 1996.

  NAME                                             CAPACITIES
  /s/ Mikel D. Faulkner                            Chairman of the Board, Director and
  ----------------------------                     Chief Executive Officer
  Mikel D. Faulkner                                (Principal Executive Officer)



  /s/ Bruce N. Huff                                Senior Vice President and
  ----------------------------                     Chief Financial Officer
  Bruce N. Huff                                    (Principal Financial and Accounting Officer)




  /s/  Richard H. Schroeder                        President, Chief Operating Officer
  ----------------------------                     and Director
  Richard H. Schroeder

  /s/ Michael M. Ameen, Jr                         Director
  ----------------------------
  Michael M. Ameen, Jr.


  /s/ Michael R. Eisenson                          Director
  ----------------------------
  Michael R. Eisenson



  /s/ Talat M. Othman                              Director
  ----------------------------
  Talat M. Othman


  /s/  Donald W. Raymond                           Director
  ----------------------------
  Donald W. Raymond



  /s/ Edwin C. Kettenbrink, Jr.                    Director
  ----------------------------
  Edwin C. Kettenbrink, Jr.


  /s/  Gary B. Wood                                Director
  ----------------------------
  Gary B. Wood